CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                    /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP
Los Angeles, California
March 19, 1997